UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Weatherford International plc

(Exact name of registrant as specified in its charter)

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Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)[1]	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	WFTLF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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[1]	On April 17, 2020, the New York Stock Exchange (the “NYSE”) filed a Form 25 (the “Form 25”) with the Securities and Exchange Commission delisting our ordinary shares from trading on the NYSE, which delisting became effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our ordinary shares under Section 12(b) of the Exchange Act will become effective 90 days from the date of the Form 25 filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Karl Blanchard as the Interim Chief Executive Officer and Compensation Arrangements of Mr. Blanchard

Karl Blanchard, Executive Vice President, Chief Operating Officer, and a member of the Office of the Chief Executive of Weatherford International plc (the “Company”), was appointed the interim Chief Executive Officer of the Company effective June 16, 2020, to lead the Company on an interim basis. In connection with such appointment, Mr. Blanchard will have additional responsibilities as determined by the Board of the Company.

In consideration for his expanded responsibilities, effective June 10, 2020, Mr. Blanchard’s base salary has increased by $11,667 per month from his voluntary reduced salary rate. Mr. Blanchard is also eligible to receive monthly cash payments of $370,296, which are payable on the 15th day of each month from July 15, 2020 through February 15, 2021 (the “Additional Payments”). The gross amount of the Additional Payments are subject to repayment if his employment terminates for any reason other than by the Company without cause or for good reason prior to the earlier of (1) February 15, 2021 and (2) the 90th day following the commencement of a new Chief Executive Officer’s employment. Any severance benefits payable to Mr. Blanchard will be reduced by the amount of the Additional Payments actually paid to him as of the date of termination. In addition, the definition of “good reason” under Mr. Blanchard’s Change in Control Agreement and Cash LTI Award has been amended to include the following additional prong: “the occurrence of the earlier of (A) February 15, 2021 and (B) 90 days following the employment commencement date of a new Chief Executive Officer of the Company.”

Additional information concerning Mr. Blanchard has been previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Form 8-K filed on November 14, 2019, the Company’s Form 8-K filed on June 8, 2020 and the Company’s definitive proxy statement filed on April 27, 2020 (the “Proxy Statement”), in each case, filed with the SEC.

There are no arrangements or understandings between Mr. Blanchard and any other persons pursuant to which Mr. Blanchard was selected to act as the interim Chief Executive Officer of the Company. Mr. Blanchard does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The compensation arrangements for Mr. Blanchard as disclosed above remain in effect as of this time, although changes may occur in the future.

Resignation of Mr. Christian A. Garcia

Christian A. Garcia, Executive Vice President, Chief Financial Officer and a member of the Office of the Chief Executive of the Company, resigned from the Office of the Chief Executive effective as of June 16, 2020. Mr. Garcia also resigned as Executive Vice President and Chief Financial Officer of the Company effective on August 5, 2020.

Appointment of Mr. Benjamin C. Duster IV as a Director

On June 16, 2020, the Board of Directors of the Company (the “Board”) increased the size of its Board from three to four members and appointed Benjamin C. Duster IV to serve as a member of the Board of the Company, effective immediately.

In connection with his appointment to the Board of the Company, Mr. Duster will receive the Company’s standard compensatory arrangements for non-employee directors, which will take into account the reduction in compensation that the current non-employee directors voluntarily implemented effective July 1, 2020. A description of the compensatory arrangements for non-employee directors is included in the Proxy Statement. Mr. Duster will also enter into standard director indemnification agreements with the Company and one of its primary subsidiaries, the forms of which has been previously filed with the SEC.

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There are no arrangements or understandings between Mr. Duster and any other persons pursuant to which Mr. Duster was selected as a director. Mr. Duster does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Duster has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) of the Company was held on June 12, 2020. At the Annual Meeting, 66,126,213 ordinary shares, or approximately 94.44%, of the 70,017,356 issued and outstanding ordinary shares entitled to vote at the Annual Meeting were present in person or by proxies.

Set forth below are the results of the matters voted upon by the shareholders at the Annual Meeting.

Agenda Item		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 1.	Election of the following directors:
	Thomas R. Bates	29,819,236	34,041,541	507,950	1,757,486
	John F. Glick	19,025,120	43,631,386	1,712,221	1,757,486
	Neal P. Goldman	63,645,542	197,506	525,679	1,757,486
	Gordon T. Hall	19,024,193	44,836,486	508,048	1,757,486
	Jacqueline C. Mutschler	63,784,852	75,518	508,357	1,757,486
	Charles M. Sledge	63,784,491	75,945	508,291	1,757,486
Item 2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2020 and KPMG Chartered Accountants, Dublin as the Company’s statutory auditor under Irish law to hold office until the close of the 2021 Annual Meeting and to authorize the board of directors of the Company, acting through the Audit Committee, to determine auditor’s remuneration.	65,595,785	24,548	505,880	—
Item 3.	Adopt an advisory resolution approving compensation of the named executive officers.	54,332,261	9,515,153	521,313	1,757,486

Special		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 4.	Adjournment, sine die, of the election of Mark A. McCollum.	66,126,213	—	—	—

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Item 7.01	Regulation FD Disclosure.

In connection with the events disclosed in Item 5.02, the Company issued a press release on June 17, 2020, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Weatherford International plc, dated June 17, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020

Weatherford International plc

By:	/s/ Karl Blanchard
Karl Blanchard
Executive Vice President, Chief Operating Officer, and Interim Chief Executive Officer

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